`-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________________________________
FORM 8-K
________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 18, 2026
________________________________________________________
Hinge Health, Inc.
(Exact name of Registrant as Specified in Its Charter)
________________________________________________________

Delaware	001-42657	81-1884841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Market Street, Suite 700
San Francisco, California		94105
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (415) 726-2206
________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	HNGE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
On August 18, 2026, Hinge Health, Inc. (the “Company”) entered into an office lease agreement (the “Lease”) with 50 Beale Street LLC, a Delaware limited liability company (the “Landlord”), for approximately 119,278 rentable square feet located at 300 Mission Street, San Francisco, California (the “Premises”). The Lease is anticipated to commence five business days after the execution date of the Lease.
The aggregate estimated base rent payments due over the term of the Lease are approximately $86.0 million. In addition to base rent, the Company will be required to pay its share of operating expenses, taxes and insurance expenses, as well as other additional operating costs under the Lease. The Landlord will provide a tenant improvement allowance totaling up to $17.9 million. To secure its obligations under the Lease, the Company will be required to provide the Landlord with an irrevocable standby letter of credit in an amount of $2.8 million.
The Lease is anticipated to expire on February 28, 2037, and grants the Company one five-year renewal option and a one-time early termination right effective January 31, 2035, subject to certain conditions, including payment of a termination amount.
The foregoing description of the Lease is a summary only and is qualified in its entirety by the full and complete terms of the Lease, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2026.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hinge Health, Inc.

Date:	August 21, 2026	By:	/s/ James Budge
James Budge, Chief Financial Officer